UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2010

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2010 (the “Grant Date”), pursuant to Superior Industries International, Inc.’s (the “Company”) 2008 Equity Incentive Plan, the Compensation and Benefits Committee of the Board of Directors made the following awards of Restricted Stock to the individuals listed below, all of whom are executive officers of the Company.  Each award vests in equal installments on each of the next four anniversary dates of the Grant Date and is subject to certain other transfer restrictions described in each award agreement.  All restrictions on each restricted stock award will terminate on the tenth anniversary of the Grant Date.

Executive Officer	Shares of Restricted Stock
Michael J. O’Rourke	4,000
Robert D. Bracy	4,000
Parveen Kakar	4,000
Kenneth A. Stakas	4,000
Emil J. Fanelli	4,000
Razmik R. Perian	4,000
Robert A. Earnest	4,000
Stephen H. Gamble	4,000
Cameron D. Toyne	4,000
Gabriel Soto	4,000

A form of the Notice of Grant and Restricted Stock Agreement pursuant to which the Company made these awards is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.1	Form of Notice of Grant and Restricted Stock Agreement pursuant to Superior Industries International, Inc. 2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 20, 2010	/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Form of Notice of Grant and Restricted Stock Agreement pursuant to Superior Industries International, Inc. 2008 Equity Incentive Plan.